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                                                                     Exhibit 4.2

                   AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                  AMENDED AND RESTATED STOCKHOLDERS AGREEMENT, dated as of August 23, 2001, among CROSS COUNTRY, INC. (f/k/a Cross Country Staffing, Inc.), a Delaware corporation (the "Company"), the CEP Investors and the MS Investors (each as defined below).

                              W I T N E S S E T H:

                  WHEREAS, the parties desire to amend and restate that certain Stockholders Agreement, dated as of October 29, 1999 (the "ORIGINAL AGREEMENT"), among the Company, the CEP Investors and the MS Investors;

                  WHEREAS, the CEP Investors and the MS Investors own shares of Class A Common Stock, $.01 par value, of the Company (together with any shares into which the Class A Common Stock may be converted or recapitalized, the "COMMON STOCK");

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS.

                  1.1 CERTAIN DEFINITIONS. The following terms shall have the following respective meanings (such meanings being equally applicable to both the singular and plural form of the terms defined).

                  "ACT" means the Securities Act of 1933, as amended.

                  "AGREEMENT" means this Amended and Restated Stockholders Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

                  "CEP" means Charterhouse Equity Partners III, L.P.

                  "CEP INVESTORS" means CEP, Chef Nominees Limited and each of their respective Permitted Transferees.

                  "CEP NOMINEE" has the meaning set forth in Section 2.1(a).

                  "COMMON STOCK" has the meaning set forth in the recitals hereto.

                  "COMMON STOCK REORGANIZATION" means any subdivision by the Company of its outstanding shares of Common Stock into a greater number of shares or any consolidation by the Company of its outstanding shares of Common Stock into a smaller number of shares.

                  "COMPANY" has the meaning given to it in the caption hereto.

                  "COMPANY BOARD" means the Board of Directors of the Company.
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                  "INVESTORS" means, collectively, the CEP Investors and the MS
Investors and "Investor" means any of them.

                  "MS NOMINEES" has the meaning set forth in Section 2.1(a).

                  "MSDWCP" means Morgan Stanley Dean Witter Capital Partners IV, L.P.

                  "MSDWCP NOMINEE" has the meaning set forth in Section 2.1(a).

                  "MSDWVP" means Morgan Stanley Venture Partners III, L.P.

                  "MSDWVP NOMINEE" has the meaning set forth in Section 2.1(a).

                  "MS INVESTORS" means Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P., Morgan Stanley Dean Witter Capital Investors IV, L.P., Morgan Stanley Venture Partners III, L.P., Morgan Stanley Venture Investors III, L.P. and The Morgan Stanley Venture Partners Entrepreneur Fund, L.P. and their respective Permitted Transferees.

                   "OFFERED INVESTORS" has the meaning set forth in Section 5.1(a).

                  "OFFERED SECURITIES" has the meaning set forth in Section 5.1(a).

                  "OPTIONS" means any rights to subscribe for or to purchase, or any warrants or options for the purchase of, capital stock of the Company or any stock or securities convertible into or exchangeable for capital stock of the Company.

                  "ORIGINAL AGREEMENT" has the meaning set forth in the captions hereto.

                  "PERMITTED TRANSFEREE" means (i) with respect to any CEP Investor or MS Investor, any entity controlling, controlled by or under common control with such Investor; and (ii) with respect to any other Investor, any parent or wholly owned direct or indirect subsidiary entity thereof (it being understood that the later sale, liquidation or spin off of such wholly owned subsidiary or other transaction in which the parent ceases to control, directly or indirectly, 100% of the equity of such subsidiary would constitute a Transfer of Stock, which may only be made in compliance with the terms and restrictions set forth in this Agreement).

                  "RULE 144" means Rule 144, and any amendments thereto, promulgated by the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

                   "STOCK" means (i) shares of outstanding capital stock of the Company; (ii) Options; and (iii) shares of capital stock issuable upon the exercise of Options.

                  "STOCKHOLDERS" mean, all the holders of Common Stock and "Stockholder" means any such person.

                  "SUBSIDIARY" means any entity of which ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

                  "SUBSIDIARY BOARD" has the meaning set forth in Section
2.1(C).


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                  "TAG ALONG OFFER" has the meaning set forth in Section 5.1(a).

                  "TAG ALONG OFFER PERIOD" has the meaning set forth in Section 5.1(a).

                  "TAG ALONG NOTICE" has the meaning set forth in Section 5.1.

                  "TAG ALONG RIGHT" has the meaning set forth in Section 5.1.

                  "TAGGED INVESTORS" has the meaning set forth in Section 5.1.

                  "TRANSFER" means any direct or indirect sale, assignment, transfer or other disposal of Stock.


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SECTION 2.        CORPORATE GOVERNANCE

                  2.1      ELECTION OF DIRECTORS.

                  (a) COMPANY BOARD.

                           (i) At each meeting of the stockholders of the
Company (or consent solicitation in lieu of a meeting) at which directors of the Company are to be elected, the Company agrees to (x) nominate two individuals designated by the CEP Investors to serve as members of the Company Board (each a "CEP NOMINEE"), (y) nominate one individual designated by MSDWCP to serve as a member of the Company Board (a "MSDWCP NOMINEE") and (z) nominate one individual designated by MSDWVP to serve as a member of the Company Board (a "MSDWVP NOMINEE", together with the MSDWCP Nominee, the "MS NOMINEES"). Further, at each such meeting of the stockholders (or consent solicitation in lieu of a meeting), the Company agrees to recommend that the stockholders elect such CEP Nominees and MS Nominees to the Company Board.

                           (ii) At such time as the MS Investors shall have
Transferred to persons other than their Permitted Transferees more than 50% of the shares of Common Stock owned by the MS Investors, collectively, as of the date hereof, the rights set forth in Section 2.1(a)(ii) shall be automatically amended to provide that the Company shall be required to nominate only one individual designated by MSDWCP, which individual shall be a MSDWCP Nominee to serve as a member of the Company Board. Additionally, at such time as the CEP Investors shall have Transferred to persons other than their Permitted Transferees more than 50% of the shares of Common Stock owned by the CEP Investors, collectively, as of the date hereof, the rights set forth in Section 2.1(a)(i) shall be automatically amended to provide that the Company shall be required to nominate only one individual designated by the CEP Investors to serve as a member of the Company Board.

                           (iii) At such time as the MS Investors shall have
Transferred to persons other than their Permitted Transferees more than 90% of the shares of Common Stock owned by the MS Investors, collectively, as of the date hereof, the rights of the MS Investors set forth in Sections 2.1(a)(i)-(ii) shall terminate. Additionally, at such time as the CEP Investors shall have Transferred to persons other than their Permitted Transferees more than 90% of the shares of Common Stock owned by the CEP Investors, collectively, as of the date hereof, the rights of the CEP Investors set forth in Sections 2.1(a)(i)-(ii) shall terminate.

                  (b) COMMITTEES. The membership of each committee of the Company Board (other than the Audit Committee) shall include at least one MS Nominee (so long as at least one MS Nominee remains on the Company Board) and at least one CEP Nominee (so long as at least one CEP Nominee remains on the Company Board).

                  (c) SUBSIDIARY BOARDS. The board of directors of each subsidiary of the Company (each such board, a "SUBSIDIARY BOARD") shall include at all times at least one CEP Nominee (so long as at least one CEP Nominee remains on the Company Board) or one MS Nominee (so long as at least one MS Nominee remains on the Company Board). The number of CEP Nominees and MS Nominees, respectively, on the Subsidiary Boards shall be as equitable as possible. Further, each of the CEP Investors and the MS Investors shall have the right to have


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a representative participate as an observer at each meeting of a Subsidiary
Board whose membership does not include one of its Nominees.

                  (d) INVESTORS' AGREEMENT. Each Investor shall vote his or its shares of Stock, and the Company and each Investor shall take all other actions necessary, to ensure that the certificate of incorporation and bylaws of the Company facilitate and do not at any time conflict with any provision of this Agreement.

                  2.2 AGREEMENT TO VOTE FOR DIRECTORS Each Investor agrees to vote, in person or by proxy, all its shares of Common Stock, or to execute a written consent in respect of all such shares of Common Stock, as the case may be, in favor of the CEP Nominees and the MS Nominees for election to the Company Board and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Company Board is as set forth in this Section.


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                  2.3 REMOVAL AND REPLACEMENT OF DIRECTORS.

                  (a) REMOVAL OF CEP NOMINEES. If at any time the CEP Investors notify the Investors of a wish to remove any CEP Nominee, the Investors shall take all actions contemplated by Section 2.1(a) so as to remove such CEP Nominee. Removal of a CEP Nominee, other than pursuant to the immediately preceding sentence, shall require the prior written consent of CEP unless such removal is based upon the gross negligence or wilfull misconduct of the CEP Nominee.

                  (b) REMOVAL OF MS NOMINEES. If at any time the MS Investors notify the Investors of their wish to remove any MS Nominee, the Investors shall take all actions contemplated by Section 2.1(a) so as to remove such MS Nominee. Removal of a MS Nominee, other than pursuant to the immediately preceding sentence, shall require the prior written consent of the MS Investors, unless such removal is based upon the gross negligence or wilfull misconduct of the MS Nominee.

                  (c) REPLACEMENT OF DIRECTORS. If at any time a vacancy is created on the Company Board by reason of the incapacity, death, permitted removal or resignation of any director nominated by the CEP Investors or the MS Investors, then the persons who were entitled to designate such individual to be nominated by the Company to serve as a member of the Company Board in accordance with Section 2.1(a) shall designate an individual to be nominated by the Company to fill such vacancy. Each Investor hereby agrees to take all actions contemplated by Section 2.1(a) reasonably necessary to effect the foregoing.

SECTION 3.        TRANSFER OF STOCK

                  3.1 TRANSFERS TO PERMITTED TRANSFEREES. Each Investor may, at any time, Transfer any Stock owned by it to a Permitted Transferee, subject to the provisions of Section 8.6. None of the restrictions on Transfers of Stock contained in this Agreement shall apply to any Transfers by will or by the laws of descent, except that any such transferee shall be deemed to take such Stock subject to all provisions of this Agreement.

                  3.2 TRANSFERS PURSUANT TO RULE 144; PUBLIC DISTRIBUTIONS. Any Investor may, at any time, and from time to time, Transfer Common Stock pursuant to and in compliance with Rule 144. If any Investor shall intend to Transfer any Stock publicly (other than in a registered offering pursuant to the Registration Rights Agreement dated as of October 29, 1999, as amended as of August 23, 2001, among the parties hereto) or to distribute any Stock in a manner that is likely to result in sales into the public market, such Investor shall give notice of such intention to the Company and each other Investor, and shall refrain from effecting any such Transfer or distribution for a period of five business days. If other Investors shall have given notice of a similar intention at any time prior to the end of such five business day period, all of such Investors shall endeavor, subject to the provisions of applicable securities laws, to effect such Transfers or distributions in manner that will not adversely disrupt or otherwise adversely affect the market for the Stock. Such Investors shall agree that, to the extent practicable, in the case of any public Transfer, they will sell their securities through a single broker or market maker over a sufficient period of time to permit an orderly disposition of such securities. Any such Transfers shall be made proportionately based on the number of shares desired to be sold by each Investor or on such other basis as the Investors may agree. Any Investor that intends to


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make a distribution of Stock shall coordinate the timing and the magnitude of such distribution with the distributions or Transfers of other Investors in order to avoid adversely disrupting the public market for the Stock.

                  3.3 NO MORTGAGE, ETC. Notwithstanding anything herein to the contrary, no Investor may mortgage, pledge, grant a security interest or participation in or otherwise encumber any Stock owned by it. Each Transfer of Stock must be made in compliance with the Act, any applicable state and foreign securities law and this Agreement. Each Investor understands and agrees that the Common Stock has not been registered under the Act and that shares of Common Stock are restricted securities. Any attempt to Transfer, pledge, grant a security interest or participation in, or otherwise encumber any Stock not in compliance with this Agreement shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's transfer records to such Transfer, pledge, grant or encumbrance.

                  3.4 NO PROXIES, ETC. No Investor shall (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Stock, (ii) enter into any agreement or arrangement of any kind with any person with respect to its Stock inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Investor under this Agreement including, but not limited to, agreements or arrangements with respect to the Transfer or voting of its Stock or (iii) act, for any reason, as a member of a group or in concert with any other person in connection with the Transfer or voting of its Stock in any manner which is inconsistent with the provisions of this Agreement.

SECTION 4.        COVENANTS

                  4.1 FINANCIAL INFORMATION. The Company shall cause to be prepared and delivered to each Investor owning more than 10% of the outstanding Common Stock the following financial information:

                  (a) no later than 90 days after the end of each fiscal year of the Company, the following audited financial statements, prepared in accordance with generally accepted accounting principles consistently applied and accompanied by the report thereon of the independent accountants for the
Company: a consolidated balance sheet of the Company as at the end of such fiscal year and consolidated statements of income and cash flows for such fiscal year, in each case setting forth in comparative form the figures for the previous fiscal year and the budgeted figures for such fiscal year;

                  (b) within 30 days after the end of each fiscal month of the Company, the following financial statements, prepared in accordance with generally accepted accounting principles consistently applied: balance sheets of the Company as at the end of such fiscal month and the consolidated statements of income and cash flows for such fiscal month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case on a consolidated basis and broken out by division and setting forth in comparative form the figures for the corresponding periods in the previous fiscal year and budgeted figures for the periods in such fiscal year; and

                  (c) within 30 days after the end of each fiscal month of the Company, financial information relating to the key operating statistics of the business of the Company and


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its subsidiaries to the extent such information is distributed to senior management of the Company in the ordinary course.

SECTION 5.        TAG-ALONG RIGHTS

                  5.1 TAG-ALONG RIGHT OF THE INVESTORS.

                  (a) If the CEP Investors or the MS Investors (such parties who propose to Transfer shall be referred to as the "TAGGED INVESTORS" and such other unaffiliated parties shall be referred to as the "OFFERED INVESTORS") propose, in a single, bona fide, arm's length transaction or a series of related transactions, to Transfer more than 10% of the total number of shares of Common Stock owned by the Tagged Investors on the date hereof to transferees other than Permitted Transferees of such Tagged Investors (the "TAG ALONG OFFER") the Tagged Investors shall promptly give notice thereof to the Offered Investors (the "TAG ALONG NOTICE"). The Tag Along Notice shall identify the proposed purchaser, the consideration per share and the other material terms and conditions of the Tag Along Offer and, in the case of a Tag Along Offer in which the consideration payable for the Common Stock consists in part or in whole of consideration other than cash, such information relating to such consideration as the Offered Investors may reasonably request as being necessary to evaluate such non-cash consideration (it being understood that such request shall not obligate the Tagged Investors to deliver any information to the Offered Investors not available to such Tagged Investors). Each Offered Investor shall have the right, exercisable as set forth below, to Transfer to such transferees on the same terms and for the same consideration per share of Common Stock as are set forth in the Tag Along Notice with respect to the Tagged Investors' shares of Common Stock (the "TAG ALONG RIGHT"), up to the number of shares of Common Stock then owned by such Offered Investor at the time of the Transfer, multiplied by a fraction (i) the numerator of which is the number of shares of Common Stock desired to be Transferred to the Transferee by the Tagged Investors, and (ii) the denominator of which is the total number of shares of Common Stock owned by the Tagged Investors at the time of the Transfer. Each Offered Investor's rights under this Section 5.1 may be exercised by giving written notice (which shall be irrevocable) to the Tagged Investors during the period (the "TAG ALONG OFFER PERIOD") which is 45 days after the delivery to the Offered Investors of the Tag Along Notice. The failure by any Offered Investor to so notify the Tagged Investors within such Tag Along Offer Period shall be deemed an election by such Offered Investor not to exercise its Tag Along Rights. The provisions of this Section 5.1 shall not apply to any Transfers (i) pursuant to and in compliance with Rule 144, (ii) pursuant to a public offering registered under the Act, or (iii) to the limited partners of any Investor in connection with a pro rata distribution to such partners pursuant to the terms of such Investor's partnership agreement.

                  (b) The Tagged Investors shall have 120 days from the termination of the Tag Along Offer Period to consummate the Transfer contemplated by the Tag Along Offer to the proposed transferees at the price and on the terms contained in the Tag Along Notice. If the Tagged Investors have not completed the Transfer contemplated by the Tag Along Notice within the period described above, then the rights of the Tagged Investors and the Offered Investors to Transfer such Common Stock pursuant to this Section 5.1 shall terminate and the Tagged Investors shall again comply with the procedures set forth in this Section 5.1 with respect to any subsequent proposed Transfer.


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                  (c) Promptly after the consummation of the Transfer of the
Common Stock pursuant to the Tag Along Offer, the Tagged Investors shall notify the Offered Investors thereof, shall remit to the Offered Investors the total sales price and consideration specified in the Tag Along Notice for their shares of Common Stock Transferred pursuant thereto, and shall furnish such other evidence of such Transfer and the terms thereof as may be reasonably requested by the Offered Investors. Notwithstanding the foregoing, the Offered Investors shall be required (i) to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price and (ii) to make such representations, warranties and covenants and enter into such agreements as are customary to be made in the Offered Investors' capacities as stockholders of the Company and for transactions of the nature of the Tag Along Offer.

                  (d) Notwithstanding anything contained in this Section 5.1, there shall be no liability on the part of the Tagged Investors to the Offered Investors if the Transfer of Common Stock pursuant to this Section 5.1 is not consummated for whatever reason, regardless of whether the Tagged Investors have delivered a Tag Along Notice. Whether or not to effect a Transfer of Common Stock pursuant to this Section 5.1 by the Tagged Investors is in the sole and absolute discretion of the Tagged Investors.

                  5.2 CLOSING. In the event the rights of an Offered Investor under Section 5.1 shall be exercised, each transferring party shall cause the stock certificate or certificates representing the shares covered by such Transfer to be delivered to said transferee, duly endorsed for Transfer with all applicable stock transfer tax stamps attached, paid or otherwise provided for by such Offered Investor, together with such other documents and instruments as the transferee may reasonably request.

SECTION 6. SPECIFIC PERFORMANCE. Each of the Investors acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party or parties would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Investors shall waive the defense in any action for specific performance that a remedy at law would be adequate and that the Investors, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement.

SECTION 7. LEGEND. Each of the Investors agrees that substantially the following legend shall be placed on the certificates representing any shares of Stock owned by them:

           "THE SHARES REPRESENTED BY THIS CERTIFICATE (I) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH SUCH LAWS, AND (II) ARE SUBJECT TO THE RIGHTS AND RESTRICTIONS CONTAINED IN THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT DATED AS OF AUGUST 23, 2001 (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE ISSUER HEREOF)."


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SECTION 8.        MISCELLANEOUS.

                  8.1 HEADINGS. The headings in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any provisions hereof.

                  8.2 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties with respect to the subject matter contained herein, and supersedes all prior arrangements or understandings with respect hereto.

                  8.3 NOTICES. All notices and other communications hereunder shall be validly given or made if in writing, (i) when delivered personally (by courier service or otherwise); (ii) when sent by telecopier; or (iii) when actually received if mailed by first-class certified or registered United States mail, postage-prepaid and return receipt requested, and all legal process with regard hereto shall be validly served when served in accordance with applicable law, in each case to the address of the party to receive such notice or other communication set forth below, or at such other address as any party hereto may from time to time advise the other parties pursuant to this Section:

                           (a)      If to the Company, to it at:

                                    Cross Country, Inc.
                                    6551 Park of Commerce Blvd., N.W.
                                    Suite 200
                                    Boca Raton, Florida 33487
                                    Attention:  Chief  Executive Officer

                           (B)      If to any CEP Investor, to it at:

                                    c/o Charterhouse Group International, Inc.
                                    535 Madison Avenue
                                    New York, New York  10022-4299
                                    Attention:  Thomas C. Dircks, President
                                    Fax: (212) 750-9704

                                    with a copy to:

                                    Proskauer Rose LLP
                                    1585 Broadway
                                    New York, New York  10036
                                    Attention:  Stephen W. Rubin, Esq.
                                    Fax:  (212) 969-2900

                           (C)      If to any MS Investor, to it at:

                                    c/o Morgan Stanley Dean Witter Capital
                                    Partners IV, L.P.
                                    1221 Avenue of the Americas
                                    New York, New York 10020
                                    Attention: Karen H. Bechtel, Managing
                                    Director


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                                    Fax: (212) 762-8282

                                    with a copy to:

                                    Davis Polk & Wardwell
                                    450 Lexington Avenue
                                    New York, New York 10017
                                    Attention:  Carole Schiffman, Esq.
                                    Fax (212) 450-4800


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                  8.4 APPLICABLE LAW; SUBMISSION TO JURISDICTION. This Agreement
shall be governed by and construed in accordance with the internal laws of the State of Delaware (without regard to its conflicts of law rules). Each of the parties hereto hereby consents to the exclusive jurisdiction of the United
States District Court for the District of Delaware and the Chancery Court of the State of Delaware (and of the appropriate appellate courts therefrom) over any suit, action or proceeding arising out of or relating to this Agreement. Each party hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue in any such court or that any such proceeding which is brought in accordance with this Section has been brought in an inconvenient forum. Subject to applicable law, process in any such proceeding may be served on any party any where in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing and subject to applicable law, each party agrees that service of process on such party as provided in Section 8.3 shall be deemed effective service of process on such party. Nothing herein shall affect the right of any party to serve legal process in any other manner permitted by law or at equity or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction. WITH RESPECT TO A PROCEEDING IN ANY SUCH COURT, EACH OF THE PARTIES IRREVOCABLY WAIVES AND RELEASES TO THE OTHER ITS
RIGHT TO A TRIAL BY JURY, AND AGREES THAT IT WILL NOT SEEK A TRIAL BY JURY IN
ANY SUCH PROCEEDING.

                  8.5 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of this Agreement, including any provision, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

                  8.6 AGREEMENT TO BE BOUND. Notwithstanding anything to the contrary contained in this Agreement, no shares of Common Stock held by any Investor may be Transferred unless the transferee, prior to such Transfer, agrees in writing, in form and substance reasonably satisfactory to the Company, to be bound by the terms of this Agreement to the same extent and in the same manner as the transferor of such shares, a copy of which writing shall be maintained on file with the Secretary of the Company and shall include the address of such transferee to which notices hereunder shall be sent; provided that the provisions of this Section 8.6 shall not apply to any Transfers: (i) pursuant to and in compliance with Rule 144, (ii) pursuant to a public offering registered under the Act or (iii) to the limited partners of any Investor in connection with a pro rata distribution to such partners pursuant to the terms of such Investor's partnership agreement.

                  8.7 SUCCESSOR, ASSIGNS, TRANSFEREES. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. Notwithstanding the foregoing, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or any Investor, except to a Permitted Transferee of such Investor and then only if such Transferee agrees to be bound by the terms of this Agreement pursuant to Section 8.6 above.


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                  8.8 AMENDMENTS; WAIVERS. This Agreement may not be amended, terminated, modified or supplemented and no waivers of or consents to departures from the provisions hereof may be given unless consented to in writing by the parties hereto.

                  8.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

                  8.10 TERM OF AGREEMENT.

                  (a) This Agreement shall become effective only upon the consummation of the Company's initial public offering pursuant to Registration No. 333-64914. If such initial public offering is not consummated then this Agreement shall have no force or effect and the Original Agreement shall remain in effect in accordance with its terms. This Agreement shall automatically terminate on the occurrence of any of the following events: (i) the cessation of the Company's business or the complete liquidation of the Company; or (ii) whenever one holder owns all of the shares of Common Stock.

                  (b) In addition, this Agreement shall terminate and be of no further force or effect (i) with respect to any Investor when such Investor ceases to own any Stock or (ii) by written consent in accordance with Section 8.8.

                  8.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  8.12 RECAPITALIZATION, ETC. In the event that any capital stock or other securities are issued in respect of, in exchange for, or in substitution of, any Common Stock by reason of any reorganization, recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up, sale of assets, distribution to stockholders or combination of the Common Stock or any other change in capital structure of the Company, appropriate adjustments shall be made with respect to the relevant provisions of this Agreement so as to fairly and equitably preserve, as far as practicable, the original rights and obligations of the parties hereto under this Agreement.

                  8.13 REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, the Company and each of the Investors will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to give effect to the terms and conditions of this Agreement.

                  8.14 EFFECTIVE DATE. This Agreement has been executed as of the date first above written, to automatically and without further action of the parties become effective on the date first written above.

                  8.15 DISPUTES. In the event of any dispute under this Agreement, the non-prevailing party shall pay all legal fees and expenses of the prevailing party.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

 The Company:                   CROSS COUNTRY, INC.


                                By: /s/ Joseph Boshart
                                    --------------------------------
                                    Name: Joseph Boshart
                                    Title: President and Chief Executive Officer


  The CEP Investors:            CHARTERHOUSE EQUITY PARTNERS III, L.P.

                                By: CHUSA Equity Investors III, L.P.,
                                    general partner

                                         By:      Charterhouse Equity III, Inc.,
                                                  General Partner


                                         By: /s/ Thomas C. Dircks
                                            ---------------------------
                                            Name: Thomas C. Dircks
                                            Title: Managing Director

                                CHEF NOMINEES LIMITED

                                By:  Charterhouse Group International, Inc.,
                                       Attorney-in-Fact


                                By: /s/ Thomas C. Dircks
                                   ---------------------------------
                                   Name: Thomas C. Dircks
                                   Title:  Managing Director

MS Investors:                   MORGAN STANLEY DEAN WITTER
                                CAPITAL PARTNERS IV, L.P.

                                By:      MSDW Capital Partners IV, LLC,
                                         as General Partner

                                By:      MSDW CAPITAL PARTNERS IV, INC.,
                                         as Member


                                By: /s/ Karen Bechtel
                                   ---------------------------------
                                   Name:  Karen Bechtel
                                   Title: Managing Director

                                MSDW IV 892 INVESTORS, L.P.

                                By:      MSDW Capital Partners IV, LLC,
                                         as General Partner

                                By:      MSDW CAPITAL PARTNERS IV, INC.,
                                         as Member


                                By: /s/ Karen Bechtel
                                   ---------------------------------
                                   Name:  Karen Bechtel
                                   Title: Managing Director


                                MORGAN STANLEY DEAN WITTER
                                CAPITAL INVESTORS IV, L.P.

                                By:      MSDW Capital Partners IV, LLC,
                                         as General Partner

                                By:      MSDW CAPITAL PARTNERS IV, INC.,
                                         as Member


                                By: /s/ Karen Bechtel
                                   ---------------------------------
                                   Name:  Karen Bechtel
                                   Title: Managing Director


                                MORGAN STANLEY VENTURE
                                PARTNERS III, L.P.

                                By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                                By:      Morgan Stanley Venture Capital III,
                                         Inc., its Institutional Managing Member


                                By: /s/ Jeffrey Booth
                                   ---------------------------------
                                   Name:  Jeffrey Booth
                                   Title: Executive Director

                                MORGAN STANLEY VENTURE INVESTORS III, L.P.

                                By: Morgan Stanley Venture Investors III, L.L.C., its General Partner

                                By:      Morgan Stanley Venture Capital III,
                                         Inc., its Institutional Managing Member


                                By: /s/ Jeffrey Booth
                                   ---------------------------------
                                   Name:  Jeffrey Booth
                                   Title: Executive Director


                                THE MORGAN STANLEY VENTURE
                                PARTNERS ENTREPRENEUR FUND, L.P.

                                By: Morgan Stanley Venture Partners III, L.L.C., its General Partner

                                By:      Morgan Stanley Venture Capital III,
                                         Inc., its Institutional Managing Member


                                By: /s/ Jeffrey Booth
                                   ---------------------------------
                                   Name:  Jeffrey Booth
                                   Title: Executive Director